7731NY [2900 Westchester Avenue Purchase, New York 10577] ENDORSEMENT RETURN OF PREMIUM GUARANTEED MINIMUM DEATH BENEFIT Thank you for choosing Jackson National Life Insurance Company of New York®, hereinafter referred to as "the Company" or "Jackson of New York®." This guaranteed minimum death benefit (GMDB) endorsement is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below and are in effect on the Effective Date of this endorsement as shown on the Supplemental Contract Data Pages. To the extent any provisions contained in this endorsement are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this endorsement will control. The provisions of Your Contract remain in effect except where modified by this endorsement. PLEASE NOTE: THIS ENDORSEMENT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED UNLESS CONTINUED UNDER A SPOUSAL CONTINUATION OPTION. OWNER(S) MAY CHANGE OWNERSHIP OF THE CONTRACT, HOWEVER THE COVERED LIFE (AS DEFINED BY THIS ENDORSEMENT) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. YOU ARE ENCOURAGED TO SEEK LEGAL AND/OR TAX ADVICE. THE COMPANY RESERVES THE RIGHT TO INCREASE THE GMDB CHARGE IN THE FUTURE. YOU CAN ELECT TO OPT OUT OF ANY FUTURE GMDB CHARGE INCREASE, HOWEVER UPON SUCH ELECTION, NO SUBSEQUENT PREMIUM PAYMENTS WILL BE ALLOWED, WHICH MAY IMPACT THE POTENTIAL VALUE AND DURATION OF THIS BENEFIT. THIS ENDORSEMENT PROVIDES NO CASH OR NONFORFEITURE VALUES. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: The following definitions are applicable to this endorsement only. All terms defined in the Contract that are used in this endorsement have the same definition as in the Contract. "COVERED LIFE. The life on which the GMDB is based, determined at issue of this endorsement. The Covered Life is shown on the Supplemental Contract Data Pages. If the Owner is a natural person, then the Owner is the Covered Life. For Contracts issued to Joint Owners, each Joint Owner is a Covered Life. If the Owner is a non-natural person, the Annuitant is the Covered Life. If the Owner is a non-natural person and there are Joint Annuitants, each Joint Annuitant is a Covered Life."

7731NY 2 2) The following language is added to the GENERAL PROVISIONS of the Contract: "MISSTATEMENT OF AGE. If the age of any Covered Life is incorrectly stated on the Effective Date of the GMDB then, on the date the misstatement is discovered, the GMDB Charge will be recalculated based on the correct age. REPORTS. For the current reporting period if the GMDB is in effect, the Contract's annual report will also include the current value of the GMDB Benefit Base." 3) The DEATH BENEFIT BEFORE THE INCOME DATE provision is deleted from the Contract's DEATH BENEFIT PROVISIONS and replaced with the following: "DEATH BENEFIT BEFORE THE INCOME DATE. The death benefit amount before the Income Date is equal to the greater of: 1. the current Contract Value; or 2. the GMDB Benefit Base. The Company will calculate the death benefit at the end of the Business Day (after all applicable transactions for the day, including any applicable withdrawal adjustments) on which the Company receives a request for payment with Due Proof of death of any Covered Life, an election identifying the death benefit option and state required forms, if any, in Good Order at its Service Center." 4) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "DEATH BENEFIT AFTER THE INCOME DATE. If the Income Date precedes the Latest Income Date, this endorsement terminates on the Income Date, the GMDB Charge will no longer be assessed and no death benefit is payable. If the Income Date is the Latest Income Date, the death benefit amount is equal to: 1. the GMDB Benefit Base on the Latest Income Date; less 2. the Contract Value on the Latest Income Date. The Company will calculate the death benefit at the end of the Business Day (after all applicable transactions for the day, including any applicable withdrawal adjustments) on which the Company receives a request for payment with Due Proof of death of any Covered Life, an election identifying the death benefit option and state required forms, if any, in Good Order at its Service Center. If the Covered Life is not deceased as of the date that the final Income Payment under the elected Income Option is due, the death benefit amount will be payable in a lump sum to the Owner along with the final Income Payment and the endorsement will terminate. GMDB BENEFIT BASE. The GMDB Benefit Base will be determined at the end of any Business Day, and is equal to: 1. all Premiums (net of any applicable premium tax) paid into the Contract; less 2. any withdrawals, (including any applicable charges and adjustments for such withdrawals). All adjustments for amounts withdrawn will reduce the GMDB Benefit Base in the same proportion that the Contract Value was reduced on the date of the withdrawal.

7731NY 3 Spousal Continuation Option. Unless the Contract is subject to a Pre-selected Death Benefit Option, a spousal Joint Owner or a spousal Beneficiary may elect to decline the standard death benefit and instead continue the Contract at an adjusted Contract Value. A Contract continued according to the Spousal Continuation Option will continue at a new Contract Value determined as the greater of the current Contract Value or the GMDB Benefit Base. The difference between the GMDB Benefit Base and the current Contract Value is defined as the "continuation adjustment." The Company will allocate the continuation adjustment to the Investment Divisions and Fixed Account Options based on the current allocation rules for the Contract. Upon Spousal Continuation, the optional GMDB terminates, the GMDB Charge will no longer be assessed and no future benefit will be paid under the endorsement. Assessment of GMDB Charge. The GMDB Charge in effect on the Effective Date is shown on the Supplemental Contract Data Pages. The GMDB Charge will be deducted daily as an annual percentage of the Separate Account Contract Value. There is no GMDB Charge to the Fixed Account Contract Value. The Company reserves the right to increase the GMDB Charge percentage, subject to the Maximum GMDB Charge provision found on the Supplemental Contract Data Pages." TERMINATION OF THE GMDB. All benefits under this endorsement cease when the GMDB endorsement terminates. The GMDB endorsement will terminate on the earlier of: 1. any date preceding the Latest Income Date that You elect to receive income payments under the Contract; 2. the date You take a total withdrawal; 3. any date preceding the Latest Income Date upon which the Contract Value falls to zero; 4. the date the Company receives Due Proof of any Covered Life's death and a Beneficiary's election of a death benefit option in Good Order at its Service Center; 5. the date upon which the Spousal Continuation Option is elected; or 6. the date after the Latest Income Date upon which the death benefit is paid to the Owner with the final Income Payment due under the elected Income Option. Signed for the Jackson National Life Insurance Company of New York [President]

7731NY-S SUPPLEMENTAL CONTRACT DATA PAGES Contract Number: [1234567890] Benefit: Return of Premium Guaranteed Minimum Death Benefit Covered Life: [John Doe] Covered Life Issue Age: [45] Joint Covered Life: [Jane Doe] Joint Covered Life Issue Age: [35] Guaranteed Minimum Death Benefit (GMDB) Charge. On an annual basis, the GMDB Charge percentage equals [0.2000%] of the daily Separate Account Contract Value. This charge may increase, subject to the Maximum GMDB Charge. Maximum GMDB Charge. On each [5th] Contract Anniversary following the Effective Date of this endorsement, the Company reserves the right to increase the GMDB Charge percentage by up to [0.0500%] on an annual basis. The Maximum GMDB Charge percentage is [0.4000%] on an annual basis. If the GMDB Charge percentage is increased, Written Notice will be provided to You [45] days prior to the Contract Anniversary on which the GMDB Charge percentage is scheduled to increase. You may elect to opt out of the current and any future GMDB Charge percentage increases. Upon such election, no future Premium payments will be allowed. Such election is final and must be received in Good Order prior to the Contract Anniversary on which the GMDB Charge percentage is scheduled to increase. Effective Date. This endorsement is effective on the Issue Date of the Contract to which it is attached. Signed for the Jackson National Life Insurance Company of New York [President]